UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 16, 2004

Citrix Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-27084	75-2275152
(Commission File Number)	(IRS Employer Identification No.)

851 West Cypress Creek Road, Ft. Lauderdale, Florida	33309
(Address of Principal Executive Offices)	(Zip Code)

(954) 267-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item	1.01. Entry into a Material Definitive Agreement.

On December 21, 2004, Citrix Systems, Inc., a Delaware corporation (“Citrix”), announced a technology collaboration agreement (the “Collaboration Agreement”) with Microsoft Corporation, a Washington corporation (“Microsoft”). In conjunction with the Collaboration Agreement, Citrix and Microsoft entered into a Microsoft Master Source Code Agreement (the “2004 Source Code Agreement”) and a License Form, each dated December 16, 2004 (together with the 2004 Source Code Agreement, the “2004 License Agreements”). The 2004 License Agreements renew Citrix’s access to source code for current versions of Microsoft Windows Server that had previously been provided to Citrix pursuant to the Microsoft Master Source Code Agreement between Citrix and Microsoft dated May 15, 2002 (the “2002 Source Code Agreement”) and the License Form between Citrix and Microsoft dated May 15, 2002 (together with the 2002 Source Code Agreement, the “2002 License Agreements”). More information about the 2002 License Agreements is included in Item 1.02 below. There are no material relationships among Citrix, Microsoft or their respective affiliates or any of the parties to the 2004 License Agreements and related agreements, other than in respect of such agreements themselves.

The 2004 License Agreements permit Citrix, during the five-year term of such agreements, to use source code for Microsoft Windows Server 2000 and Windows Server 2003, including terminal services source code and future versions of Windows Server 2003 (collectively, “Microsoft Source Code”), for purposes of developing Citrix’s terminal services and client software products. Microsoft may terminate the 2004 License Agreements before the expiration date of the five-year term for a material breach by Citrix and upon a change of control of Citrix. The 2004 License Agreements do not provide for payments to or from Microsoft.

Item 1.02. Termination of a Material Definitive Agreement.

On December 16, 2004, Citrix and Microsoft terminated the 2002 License Agreements, which were originally scheduled to expire on May 15, 2005 pursuant to their terms. The 2002 License Agreements formalized Citrix’s access to source code for Microsoft Windows Server 2000 and future server operating systems, including access to terminal services source code. The 2002 License Agreements did not provide for payments to or from Microsoft. Simultaneously with the termination of the 2002 License Agreements, Citrix and Microsoft entered into the 2004 License Agreements described in Item 1.01 above in order to renew the arrangements established by the 2002 License Agreements. The Collaboration Agreement provides for access by Citrix to the source code for the forthcoming version of Microsoft Windows Server codenamed “Longhorn”.

There are no material relationships among Citrix, Microsoft or their respective affiliates or any of the parties to the 2002 License Agreements and related agreements, other than in respect of such agreements themselves. Citrix incurred no early termination penalties in connection with the termination of the 2002 License Agreements.

Section 7—Regulation FD

Item 7.01. Regulation FD Disclosure.

On December 21, 2004, Citrix issued a press release announcing the execution of the Collaboration Agreement and related agreements. A copy of the press release is attached hereto and furnished herewith as Exhibit 99.1.

Section 9—Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press release, dated December 21, 2004, of Citrix Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITRIX SYSTEMS, INC.
December 21, 2004
	By:	/s/ David J. Henshall
David J. Henshall
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated December 21, 2004, of Citrix Systems, Inc.